Exhibit 3.25

ARTICLES OF INCORPORATION

OF

ATS OF CECIL COUNTY, INC.

The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation authorized by law to issue shares, pursuant to the provisions of the Virginia Stock Corporation Act, Chapter 9 of Title 13.1 of the Code of Virginia.

FIRST:	The corporate name for the corporation (hereinafter called the “Corporation”) is ATS of Cecil County, Inc.

SECOND:	The number of shares which the Corporation is authorized to issued is 100, all of which are of a par value of $0.01 per share and are of the same class and are to be Common shares.

THIRD:

The post office address of the initial registered office of the Corporation is 1175 Herndon Parkway, Suite 250, Herndon, Virginia 20170. The Corporation’s initial registered office is located in Fairfax County.

The name of the initial registered agent of the Corporation at the initial registered office is Steven M. Levine. The initial registered agent is a resident of the Commonwealth of Virginia and a director of the Corporation.

FOURTH:	No preemptive rights are granted.

FIFTH:	The Corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the provisions of the Virginia Stock Corporation Act.

SIXTH:	The names and addresses of the individuals who shall serve as the initial directors of the Corporation are:

	Jerome E. Rhodes	1175 Herndon Parkway, Suite 250 Herndon, Virginia 20170

	Steven M. Levine	1175 Herndon Parkway, Suite 250 Herndon, Virginia 20170

EXECUTED, effective this 21st day of July, 1999.

/s/ Steven M. Levine

Steven M. Levine, Incorporator

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

July 30, 1999

The State Corporation Commission has found the accompanying articles submitted on behalf of ATS of Cecil County, Inc. to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective July 30, 1999.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner

CORPACPT

CIS20436

99-07-30-0093